UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MAY 5, 2005

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	001-12631	76-0190827
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200
HOUSTON, TEXAS 77057

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 787-0977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM — 7.01 REGULATION FD DISCLOSURE

The information in this schedule is being furnished in accordance with Regulation FD and not “filed” with the Securities and Exchange Commission (the “SEC”). Accordingly, such information is not incorporated by reference into any registration statement filed by Consolidated Graphics, Inc. (the “Company”) under the Securities Act of 1933, as amended, and will not be so incorporated by reference into any future registration statement unless specifically identified as being incorporated by reference.

On May 5, 2005, the Company issued a press release announcing that it will be participating in the Tenth Annual Media and Communications Conference sponsored by Morgan Stanley on May 6, 2005 in Washington D.C.  A copy of the press release is attached hereto as Exhibit 99.1.

Management’s presentation will contain certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Management’s opinion regarding the usefulness of such measures, together with reconciliation of such measures to the most directly comparable GAAP measures, are included with the Company’s Form 8-K for the fiscal 2005 fourth quarter and year-end results, filed May 4, 2005.  A copy of the Company’s earnings release with respect to such completed fiscal quarter and year-end is also attached as an exhibit to such previously filed Form 8-K.

ITEM — 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

The following exhibit is filed herewith:

99.1     Press release of the Company dated May 5, 2005, announcing that it will be participating in the Tenth Annual Media and Communications Conference sponsored by Morgan Stanley on May 6, 2005 in Washington D.C.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

	By:	/s/	G. Christopher Colville
G. Christopher Colville
Executive Vice President,
Chief Financial Officer
And Secretary

Date: May 5, 2005